News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT: Gordon Milne (805) 367-3720

RYLAND REPORTS RESULTS FOR THE SECOND QUARTER OF 2015

WESTLAKE VILLAGE, Calif. (June 30, 2015) – The Ryland Group, Inc. (NYSE: RYL) today announced results for its quarter ended June 30, 2015.  Items of note included:

•	Net income increased 33.0 percent to $42.6 million, or $0.75 per diluted share, for the second quarter of 2015 from $32.0 million, or $0.57 per diluted share, for the second quarter of 2014;

•	Pretax earnings rose 27.5 percent to $66.5 million for the quarter ended June 30, 2015, compared to $52.2 million for the quarter ended June 30, 2014;

•	Revenues totaled $653.6 million for the quarter ended June 30, 2015, representing a 13.2 percent increase from $577.4 million for the quarter ended June 30, 2014;

•
New orders increased 7.1 percent to 2,387 units for the second quarter of 2015, compared to the second quarter of 2014, and new order dollars rose 6.8 percent to $813.0 million for the second quarter of 2015, compared to the same period in 2014;

•	Backlog rose 6.4 percent to 4,116 units at June 30, 2015, from June 30, 2014. The dollar value of the Company’s backlog was $1.4 billion at June 30, 2015, an 8.3 percent increase from June 30, 2014;

•	Average closing price increased 5.4 percent to $351,000 for the quarter ended June 30, 2015, from $333,000 for the same period in 2014;

•	Selling, general and administrative expense totaled 10.9 percent of homebuilding revenues for the second quarter of 2015, compared to 11.8 percent for the second quarter of 2014;

•	Active communities increased 12.1 percent to 344 communities at June 30, 2015, from 307 communities at June 30, 2014;

•	Net debt-to-capital ratio was 45.6 percent at June 30, 2015, compared to 43.3 percent at December 31, 2014; and

•	Transaction costs related to the proposed merger with Standard Pacific totaled $3.6 million during the second quarter of 2015.

RYLAND SECOND-QUARTER RESULTS

RESULTS FOR THE SECOND QUARTER OF 2015

For the quarter ended June 30, 2015, the Company reported net income of $42.6 million, or $0.75 per diluted share, compared to $32.0 million, or $0.57 per diluted share, for the same period in 2014.

The homebuilding segments reported pretax earnings of $67.9 million for the second quarter of 2015, compared to $59.9 million for the same period in 2014.  This increase in pretax earnings was primarily due to a rise in revenues and to a reduction in selling, general and administrative expense as a percentage of homebuilding revenues, partially offset by a lower housing gross profit margin.

For the second quarter of 2015, homebuilding revenues increased 12.5 percent to $637.0 million from $566.2 million for the same period in 2014.  The rise in homebuilding revenues was attributable to a 6.7 percent increase in closings that totaled 1,814 units for the quarter ended June 30, 2015, compared to 1,700 units for the same period in the prior year, as well as to a 5.4 percent increase in average closing price to $351,000 for the second quarter of 2015 from $333,000 for the same period in 2014.  Homebuilding revenues for the second quarter of 2015 included $645,000 from land sales, which resulted in pretax earnings of $211,000, compared to homebuilding revenues for the second quarter of 2014 that included $756,000 from land sales, which resulted in pretax earnings of $76,000.

New orders increased 7.1 percent to 2,387 units for the quarter ended June 30, 2015, from 2,228 units for the same period in 2014.  The Company had an average monthly sales absorption rate of 2.3 homes per community for the quarter ended June 30, 2015, versus 2.5 homes per community for the quarter ended June 30, 2014, and a cancellation rate of 15.4 percent for the quarter ended June 30, 2015, versus 17.6 percent for the same period in 2014.  For the second quarter of 2015, new order dollars rose 6.8 percent to $813.0 million from $761.2 million for the second quarter of 2014.  At June 30, 2015, backlog increased 6.4 percent to 4,116 units from 3,870 units at June 30, 2014.  The dollar value of the Company’s backlog was $1.4 billion at June 30, 2015, reflecting an 8.3 percent rise from $1.3 billion at June 30, 2014.

Housing gross profit margin was 20.4 percent for the quarter ended June 30, 2015, compared to 21.2 percent for the quarter ended June 30, 2014.  This decline in housing gross profit margin was primarily driven by the mix of closings within the Company’s markets during the second quarter of 2015, compared to the same period in the prior year, as well as to an increase in land costs.  Sales incentives and price concessions were flat at 6.7 percent of housing revenues for the quarters ended June 30, 2015 and 2014.

Selling, general and administrative expense totaled 10.9 percent of homebuilding revenues for the second quarter of 2015, compared to 11.8 percent for the second quarter of 2014.  This decrease was primarily attributable to improved leverage that resulted from increased revenues.

RYLAND SECOND-QUARTER RESULTS

For the quarter ended June 30, 2015, the financial services segment reported pretax earnings of $8.8 million, compared to a pretax loss of $1.9 million for the quarter ended June 30, 2014.  This increase in pretax earnings was primarily attributable to higher locked loan and origination volumes during the second quarter of
2015, compared to the same period in 2014, and a decrease in litigation expense related to the Countrywide settlement in the prior year.

RESULTS FOR THE FIRST SIX MONTHS OF 2015
For the six months ended June 30, 2015, the Company reported net income of $69.1 million, or $1.22 per diluted share, compared to $55.6 million, or $0.99 per diluted share, for the same period in 2014.
The homebuilding segments reported pretax earnings of $112.0 million for the first six months of 2015, compared to $106.2 million for the same period in 2014. This increase was primarily due to a rise in revenues and to a reduced selling, general and administrative expense ratio, partially offset by a lower housing gross profit margin.
Homebuilding revenues increased 9.0 percent to $1.1 billion for the first six months of 2015 from $1.0 billion for the same period in 2014. The rise in homebuilding revenues was attributable to a 3.4 percent increase in closings that totaled 3,277 units for the six months ended June 30, 2015, compared to 3,170 units for the same period in the prior year, as well as to a 5.2 percent rise in average closing price to $347,000 for the first six months of 2015 from $330,000 for the same period in 2014. Homebuilding revenues for the first six months of 2015 included $4.1 million from land sales, which resulted in pretax earnings of $928,000, compared to homebuilding revenues for the first six months of 2014 that included $1.6 million from land sales, which resulted in pretax earnings of $233,000.
New orders increased 8.2 percent to 4,776 units for the six months ended June 30, 2015, from 4,414 units for the same period in 2014. The Company had an average monthly sales absorption rate of 2.3 homes per community for the six months ended June 30, 2015, versus 2.5 homes per community for the six months ended June 30, 2014, and a cancellation rate of 15.3 percent for the six months ended June 30, 2015, versus 16.5 percent for the same period in 2014. For the first six months of 2015, new order dollars increased 9.1 percent to $1.6 billion from $1.5 billion for the first six months of 2014.
Housing gross profit margin was 20.1 percent for the six months ended June 30, 2015, compared to 21.2 percent for the six months ended June 30, 2014. This decline in housing gross profit margin was primarily attributable to the mix of closings within the Company's markets during 2015. For the first six months of 2015, sales incentives and price concessions totaled 7.1 percent of housing revenues, compared to 6.6 percent for the same period in 2014.
Selling, general and administrative expense totaled 11.7 percent of homebuilding revenues for the first six months of 2015, compared to 12.4 percent for the first six months of 2014. This decrease was primarily attributable to higher leverage that resulted from increased revenues.

RYLAND SECOND-QUARTER RESULTS

For the six months ended June 30, 2015, the financial services segment reported pretax earnings of $13.9 million, compared to a pretax loss of $3.3 million for the same period in 2014. This increase was primarily attributable to higher locked loan and origination volumes; a decrease in litigation expense; and a reduction in financial services expense that related to a change in the estimate of ultimate insurance loss liability in the prior year.

PROPOSED MERGER WITH STANDARD PACIFIC CORP.
On June 14, 2015, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Standard Pacific. Subject to the terms and conditions of the Merger Agreement, Standard Pacific and the Company have agreed that the Company will merge with and into Standard Pacific in a “merger of equals,” with Standard Pacific continuing as the surviving corporation (the “Surviving Corporation”), and the separate corporate existence of the Company will cease (the "Merger"). Subject to the terms and conditions of the Merger Agreement, which was unanimously approved by the boards of directors of Standard Pacific and the Company, if the Merger is completed, each five shares of common stock issued and outstanding of Standard Pacific will be combined and converted into one issued and outstanding share of common stock of the Surviving Corporation and each share of common stock of the Company issued and outstanding will be converted and exchangeable for 1.0191 issued and outstanding shares of common stock of the Surviving Corporation. The proposed merger is subject to approval by the shareholders of the Company and Standard Pacific and other customary closing conditions. The Company currently expects the transaction to close in early Fall 2015. During the second quarter of 2015, the Company incurred transaction related fees totaling $3.6 million, which was reported in "Other (expense) income" within the Consolidated Statements of Earnings.

RYLAND SECOND-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 315,000 homes and financed more than 260,000 mortgages.  The Company currently operates in 17 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•
risk relating to the Company's pending merger with Standard Pacific, including uncertainties as to the timing of the merger, the possibility that various closing conditions for the transaction may not be satisfied or waived, and Standard Pacific’s and the Company’s business may suffer as a result of the uncertainty surrounding the transaction;

•
economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, governmental stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•
changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, changes in government support of and participation in such market, and delays or changes in terms and conditions for the sale of mortgages originated by the Company;

•	the availability and cost of land and the future value of land held or under development;

•	increased land development costs on projects under development;

•	shortages of skilled labor or raw materials used in the production of homes;

•	increased prices for labor, land and materials used in the production of homes;

•	increased competition;

•	failure to anticipate or react to changing consumer preferences in home design;

•	increased costs and delays in land development or home construction resulting from adverse weather conditions or other factors;

•
potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•	delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•	changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•	the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q; and

•	other factors over which the Company has little or no control.

RYLAND SECOND-QUARTER RESULTS

NO OFFER OR SOLICITATION
The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed merger, Standard Pacific has filed with the SEC a registration statement on Form S-4 on July 2, 2015, that includes a preliminary joint proxy statement of Standard Pacific and Ryland that also constitutes a preliminary prospectus of the Surviving Corporation. The registration statement is not complete and will be further amended. Ryland and Standard Pacific will make the definitive joint proxy statement/prospectus available to their respective stockholders. Investors are urged to read the definitive joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, joint proxy statement/prospectus and other documents filed by Ryland and Standard Pacific with the SEC are available free of charge at the SEC’s website (www.sec.gov) and from Ryland and Standard Pacific. In addition, security holders are able to obtain free copies of the registration statement and the joint proxy statement/prospectus from Ryland by going to its investor relations page of its corporate website at http://www.ryland.com and from Standard Pacific on its investor relations page of its corporate website at http://standardpacifichomes.com.

PARTICIPANTS IN THE SOLICITATION
Ryland, Standard Pacific, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Ryland’s and Standard Pacific’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of Ryland and their ownership of Ryland stock is set forth in Ryland’s annual report on form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 25, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 13, 2015. Information regarding Standard Pacific’s directors and executive officers is contained in Standard Pacific’s report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its proxy statement for its 2015 annual general meeting of stockholders, which was filed with the SEC on April 24, 2015. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Ryland and Standard Pacific may have direct or indirect interests in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Ryland and Standard Pacific stockholders is included in the joint proxy statement/prospectus.

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Four financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Homebuilding	$637,046	$566,244	$1,142,045	$1,047,729
Financial services	16,589	11,145	28,989	19,343
TOTAL REVENUES	653,635	577,389	1,171,034	1,067,072
EXPENSES
Cost of sales	507,036	446,191	912,327	826,190
Selling, general and administrative	69,278	67,020	133,448	129,814
Financial services	7,895	13,079	15,229	22,688
TOTAL EXPENSES	584,209	526,290	1,061,004	978,692
OTHER (EXPENSE) INCOME
Gain from marketable securities, net	173	429	318	833
Other (expense) income	(3,055)	675	(2,463)	1,160
TOTAL OTHER (EXPENSE) INCOME	(2,882)	1,104	(2,145)	1,993
Income before taxes	66,544	52,203	107,885	90,373
Tax expense	23,942	20,161	38,826	34,804
NET INCOME	$42,602	$32,042	$69,059	$55,569
NET INCOME PER COMMON SHARE
Basic	$0.91	$0.68	$1.48	$1.19
Diluted	$0.75	$0.57	$1.22	$0.99
AVERAGE COMMON SHARES OUTSTANDING
Basic	46,706,437	46,914,902	46,579,660	46,747,403
Diluted	58,273,600	58,430,828	58,174,063	58,312,226

THE RYLAND GROUP, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$279,980	$521,195
Restricted cash	18,277	35,720
Marketable securities, available-for-sale	17,791	17,845
Total cash, cash equivalents and marketable securities	316,048	574,760
Housing inventories
Homes under construction	905,513	764,853
Land under development and improved lots	1,341,584	1,250,159
Consolidated inventory not owned	29,720	30,811
Total housing inventories	2,276,817	2,045,823
Property, plant and equipment	35,814	30,566
Mortgage loans held-for-sale	129,790	153,366
Net deferred taxes	84,448	91,766
Other	178,829	155,808
TOTAL ASSETS	3,021,746	3,052,089
LIABILITIES
Accounts payable	212,127	205,397
Accrued and other liabilities	210,015	215,221
Financial services credit facilities	122,607	129,389
Debt	1,295,953	1,403,079
TOTAL LIABILITIES	1,840,702	1,953,086
EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior Participating Preferred, none outstanding	—	—
Common stock, $1.00 par value:
Authorized—199,990,000 shares Issued—46,849,340 shares at June 30, 2015 (46,296,045 shares at December 31, 2014)	46,849	46,296
Retained earnings	1,121,462	1,039,076
Accumulated other comprehensive loss	(896)	(799)
TOTAL STOCKHOLDERS’ EQUITY FOR THE RYLAND GROUP, INC.	1,167,415	1,084,573
NONCONTROLLING INTEREST	13,629	14,430
TOTAL EQUITY	1,181,044	1,099,003
TOTAL LIABILITIES AND EQUITY	$3,021,746	$3,052,089

THE RYLAND GROUP, INC. and Subsidiaries
SEGMENT INFORMATION (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$17,755	$14,954	$29,294	$25,748
Southeast	19,856	17,263	32,499	32,120
Texas	8,791	9,576	15,520	17,423
West	21,454	18,145	34,641	30,873
Financial services	8,777	(1,909)	13,899	(3,320)
Corporate and unallocated	(10,089)	(5,826)	(17,968)	(12,471)
Total	$66,544	$52,203	$107,885	$90,373
NEW ORDERS
Units
North	645	657	1,352	1,267
Southeast	681	670	1,371	1,305
Texas	467	453	942	960
West	594	448	1,111	882
Total	2,387	2,228	4,776	4,414
Dollars (in millions)
North	$206	$208	$432	$399
Southeast	215	218	431	410
Texas	166	152	326	317
West	226	183	438	365
Total	$813	$761	$1,627	$1,491
CLOSINGS
Units
North	553	473	975	897
Southeast	522	487	949	933
Texas	358	389	692	740
West	381	351	661	600
Total	1,814	1,700	3,277	3,170
Average closing price (in thousands)
North	$322	$325	$321	$320
Southeast	318	288	319	286
Texas	356	322	347	319
West	433	417	427	427
Total	$351	$333	$347	$330
OUTSTANDING CONTRACTS			June 30,
Units			2015	2014
North			1,174	1,202
Southeast			1,205	1,174
Texas			802	834
West			935	660
Total			4,116	3,870
Dollars (in millions)
North			$375	$378
Southeast			393	376
Texas			280	279
West			359	266
Total			$1,407	$1,299
Average price (in thousands)
North			$320	$315
Southeast			326	320
Texas			349	335
West			384	403
Total			$342	$336

THE RYLAND GROUP, INC. and Subsidiaries
SUPPLEMENTAL INFORMATION (Unaudited)

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION
(in thousands, except origination data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
RESULTS OF OPERATIONS
REVENUES
Income from origination and sale of mortgage loans, net	$13,445	$8,475	$23,219	$14,115
Title, escrow and insurance	2,618	2,235	4,733	4,132
Interest and other	526	435	1,037	1,096
TOTAL REVENUES	16,589	11,145	28,989	19,343
EXPENSES	7,895	13,079	15,229	22,688
OTHER INCOME	83	25	139	25
PRETAX EARNINGS (LOSS)	$8,777	$(1,909)	$13,899	$(3,320)
OPERATIONAL DATA
Retail operations:
Originations (units)	1,053	835	1,867	1,539
Ryland Homes originations as a percentage of total originations	99.9%	99.9%	99.8%	99.9%
Ryland Homes origination capture rate	65.4%	60.4%	64.2%	60.3%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2015	2014	2015	2014
Interest incurred	$16,085	$17,435	$32,578	$34,818
Interest capitalized during the period	15,777	17,172	31,840	34,283
Amortization of capitalized interest included in cost of sales	12,243	11,776	22,036	22,246
Depreciation and amortization	5,695	5,413	10,497	10,131